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Enzo Biochem, Inc.

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Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO RESPONDS AFTER REVIEWING THE POSITION OF INSTITUTIONAL SHAREHOLDER SERVICES

NEW YORK, NY, December 28, 2020 – Enzo Biochem, Inc. (NYSE:ENZ) (“Enzo” or “The Company”), a leading biosciences and diagnostics company, announced today that it has reviewed the position of Institutional Shareholder Services (“ISS”) regarding the Company's executive compensation approach for the fiscal year ended July 31, 2020. To acknowledge and address the issues within the ISS report, Dr. Elazar Rabbani, the Company’s Chairperson and CEO, has requested the Compensation Committee of the Company’s Board of Directors not to pay his previously announced bonus in cash. In lieu thereof, he has requested such bonus be paid in common stock of Enzo based on the closing price of the Company’s shares on the date of issuance. Mr. Barry Weiner, the Company’s President, followed Dr. Rabbani’s lead and made a similar request of the Compensation Committee. The Company stated the Compensation Committee has agreed to such requests and that Dr. Rabbani and Mr. Weiner have agreed to hold the common stock paid as bonus for at least three years post issuance.

In addition, the Company’s Compensation Committee will be reconstituted after next week’s Annual Shareholders meeting to include the newly elected directors. They will serve as a majority of the Compensation Committee along with Rebecca Fischer. Drs. Mary Tagliaferri and Ian Walters have agreed that, if elected by the shareholders, either of them would be willing to serve as Chair of said Committee. The Company remains committed to ongoing shareholder engagement to further demonstrate its efforts to affirmatively respond to shareholder feedback.

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Contact:

For Enzo Biochem, Inc.

David Bench, CFO
212-583-0100
dbench@enzo.com

Media:

Marisa Monte

Berry & Company Public Relations

212-253-8881

mmonte@berrypr.com

Investors:

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com

Steve Anreder

Anreder & Company

212-532-3232

Steven.anreder@anreder.com